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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2007

Financial Security Assurance Holdings Ltd.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-12644 (Commission File Number)	13-3261323 (IRS Employer Identification No.)
31 West 52nd Street, New York, NY (Address of principal executive offices)		10019 (Zip Code)

Registrant's telephone number, including area code: (212) 826-0100

Not applicable.
(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

        (a)   On February 15, 2007, Financial Security Assurance Holdings Ltd. (the "Company") issued a press release announcing its fourth quarter 2006 results and posted the press release to its website, http://www.fsa.com. A copy of the press release is furnished herewith as Exhibit 99.1.

        The February 15, 2007 press release also announced that the Company was posting that date to its website its current Operating Supplement. A copy of the Company's Quarterly Operating Supplement for the quarter ended December 31, 2006 is furnished herewith as Exhibit 99.2.

        On February 15, 2007, the Company also posted to its website a quarterly letter from its Chairman and Chief Executive Officer. A copy of that document, entitled "FSA Quarterly Letter from Robert P. Cochran, Chairman and Chief Executive Officer," is furnished herewith as Exhibit 99.3.

Item
5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (d)   On February 15, 2007, the Board of Directors of the Company elected Michèle Colin as a director of the Company. Ms. Colin will serve on the Underwriting Committee of the Board of Directors. Ms. Colin is the Head of the Risk Management Department of Dexia Crédit Local, of which the Company is an indirect subsidiary. Dexia Crédit Local is a subsidiary of Dexia S.A. ("Dexia").

        (e)   On February 14, 2007, the Human Resources Committee (the "Committee") of the Board of Directors of the Company approved the following ordinary course annual executive officer compensation:

        The 2007 salaries of the named executive officers of the Company are:

Robert P. Cochran	$500,000
Séan W. McCarthy	340,000
Bruce E. Stern	270,000
Russell B. Brewer II	270,000
Joseph W. Simon	270,000

        The 2006 bonuses of the named executive officers of the Company are:

Robert P. Cochran	$3,300,000
Séan W. McCarthy	3,000,000
Bruce E. Stern	900,000
Russell B. Brewer II	900,000
Joseph W. Simon	900,000

        In addition, the Committee made annual awards of performance share units ("PSU") pursuant to the Company's 2004 Equity Participation Plan (the "Plan"). Performance share units awarded pursuant to the Plan are comprised of

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(a) performance shares ("PS"), which are valued based upon the Company's return on equity during two three-year performance cycles, and (b) restricted stock of Dexia ("Dexia shares"). The awards were as follows:

Robert P. Cochran	34,000 PSU Comprised of:	30,600 PS and 17,065 Dexia shares
Séan W. McCarthy	26,000 PSU Comprised of:	23,400 PS and 13,050 Dexia shares
Bruce E. Stern	9,000 PSU Comprised of:	8,100 PS and 4,517 Dexia shares
Russell B. Brewer II	9,000 PSU Comprised of:	8,100 PS and 4,517 Dexia shares
Joseph W. Simon	9,000 PSU Comprised of:	8,100 PS and 4,517 Dexia shares

        The performance share units are allocated as follows:

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  33 1/3% of the performance shares are allocated to the three-year performance cycle beginning January 1, 2007 and ending December 31, 2009, with a 2.5-year vesting period and three-year restricted period for 33 1/3% of the awarded shares of Dexia restricted stock; and

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  66 2/3% of the performance shares are allocated to the three-year performance cycle beginning January 1, 2008 and ending December 31, 2010, with a 3.5-year vesting period and four-year restricted period for 66 2/3% of the awarded shares of Dexia restricted stock.

        The Committee determined that the Dexia restricted stock would be valued at the average actual purchase price paid by the Company for such shares when purchased on the open market (for purposes of funding 2007 Dexia restricted stock awards for all employees), which equaled approximately $29.80 per share.

Item 9.01. Financial Statements and Exhibits.

  (c)
  Exhibits.

No.	Exhibit
99.1	Financial Security Assurance Holdings Ltd. press release dated February 15, 2007.
99.2	Financial Security Assurance Holdings Ltd. Quarterly Operating Supplement for the quarter ended December 31, 2006.
99.3	FSA Quarterly Letter dated February 15, 2007 from Robert P. Cochran, Chairman and Chief Executive Officer of Financial Security Assurance Holdings Ltd.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

Date: February 15, 2007	By:	/s/ Bruce E. Stern
Name: Bruce E. Stern
Title: General Counsel and Managing Director

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EXHIBIT INDEX

No.	Exhibit
99.1	Financial Security Assurance Holdings Ltd. press release dated February 15, 2007.
99.2	Financial Security Assurance Holdings Ltd. Quarterly Operating Supplement for the quarter ended December 31, 2006.
99.3	FSA Quarterly Letter dated February 15, 2007 from Robert P. Cochran, Chairman and Chief Executive Officer of Financial Security Assurance Holdings Ltd.

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